Exhibit 10.2
Rider No. 1 to
CONTRACT TO PROVIDE DEDICATED FRACTURING FLEET(S) FOR
FRACTURING SERVICES
Contractor: U.S. Well Services, LLC. ("Contractor"), 1600 West Loop South, Houston, Texas 77027
Producer: Antero Resources Appalachian Corporation ("Producer"), 1625 17th Street, Denver, Colorado 80202
This Rider No. 1 to CONTRACT TO PROVIDE DEDICATED FRACTURING FLEET(S) FOR FRACTURING SERVICES ("Rider 1") is effective as of June 5, 2012 ("Rider Effective Date") by and between Contractor and Producer. Contractor and Producer are, from time to time, referred to collectively as "Parties," and individually as a "Party."
WHEREAS, Contractor and Producer entered into a CONTRACT TO PROVIDE DEDICATED FRACTURING FLEET(S) FOR FRACTURING SERVICES effective November 1, 2011 (the "Original Contract") for Contractor to provide Services (as defined in the Original Contract) to Producer at the rates, and in accordance with the other terms, set forth in that Original Contract; and
WHEREAS, the Parties intend and desire to augment and to amend the terms and provisions of the Original Contract as provided in this Rider No. 1;
NOW, THEREFORE, the Parties agree as follows:

1.	For purposes of this Rider No. 1, the term "Services" has the meaning ascribed in the Original Contract.

2.
The Parties agree and warrant that (i) this Rider No. 1 fully complies with any and terms of Original Contract related to the amendment and/or modification of the Original Contract; (ii) in the event of a conflict or ambiguity between the terms of this Rider No. 1 and the terms of the Original Contract, the terms of this Rider No. 1 shall be primary and shall control; and (iii) the Parties enter into this Rider No. 1 for good and valuable cause and/or consideration.

3.
In Producer's sole discretion, Producer shall have the right of first refusal (but not the obligation) to engage all or any portion of Contractor's next available hydraulic fracturing fleet (the "Second Fleet") as soon as the Second Fleet becomes available to perform Services. The Second Fleet shall comply with all specifications set forth in Exhibit C-1 of the Original Contract. If Producer elects to utilize the Second Fleet, the engagement shall be governed by the Original Contract (as modified by this Rider No. 1).

4.
All rates, charges, and other amounts owed by Producer for any Services performed on or after the Rider Effective Date (including Services by the dedicated hydraulic fracturing fleet initially retained under the Original Contract and any Services that may be performed by the Second Fleet) shall be discounted by ten percent (10%). Without limiting the generality of the forgoing sentence, this ten percent (10%) discount applies to all rates and amounts set forth in the Original Contract (including, without limitation, in Section 5, Section 7, Section 29, Exhibit C, and/or Exhibit C-1 of the Original Contract).

U.S. WELL SERVICES, LLC:	ANTERO RESOURCES
APPALACHIAN CORPORATION:

By: /s/ Joel Broussard	By: /s/ Alvyn A. Schopp
Title: Chief Executive Officer	Title: Vice President